SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              INTERIM SERVICES INC.
        ----------------------------------------------------------------
              (Name of the Registrant as Specified In Its Charter)


        ----------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or registration Statement No.:

        (3)      Filing Party:

        (4)      Date Filed:

                              INTERIM SERVICES INC.

                             2050 SPECTRUM BOULEVARD
                            FORT LAUDERDALE, FL 33309
                            ------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 9, 1996
                            ------------------------

     A Special Meeting of Stockholders of Interim Services Inc. will be held at the offices of Interim Services Inc. at 2050 Spectrum Boulevard, Fort Lauderdale, FL 33309 commencing at 9:00 a.m. (local time) on Monday, September 9, 1996, for the purpose of amending the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, of Interim Services Inc. from 25,000,000 to 50,000,000 in order to provide the Company flexibility to meet future needs for unreserved Common Stock and to effectively reduce the vote required to amend the number and type of authorized shares of stock of the Company from a 2/3 vote to a majority vote of the outstanding shares of stock of the Company entitled to vote thereon.

     The Board of Directors has fixed the close of business on July 29, 1996 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Special Meeting.

     All stockholders are cordially invited to attend. Those who do not expect to be present are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed postage paid envelope.

                                      By Order of the Board of Directors

                                      Raymond Marcy
                                      President and Chief Executive Officer

Date:  July 31, 1996

                                 PROXY STATEMENT

                              INTERIM SERVICES INC.

                             2050 SPECTRUM BOULEVARD
                            FORT LAUDERDALE, FL 33309

                            ------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 9, 1996
                            ------------------------

                               PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Interim Services Inc. (the "Company" or "Interim Services"). Any proxy given by a stockholder may be revoked at any time before it is voted by written notice to the Secretary, by a duly executed proxy bearing a later date or by voting in person at the meeting. The cost of soliciting proxies will be borne by the Company. The Company will enlist the assistance of and reimburse banks, brokers and other nominees for their costs in transmitting proxies and proxy authorizations to beneficial owners whose stock is registered in the name of such nominees. The Company has also retained Corporate Investor Communications, Inc. to assist it in the solicitation of proxies and will pay a fee, not to exceed $5,500, for such services. The original solicitation of proxies by mail may be supplemented by telephone, telegraph, letter, or personal solicitation by or from directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Proxies, ballots and voting tabulations that identify stockholders will be held confidential, except in a contested proxy solicitation or where necessary to meet applicable legal requirements. This Proxy Statement and the enclosed proxy will be first mailed to stockholders on or about July 31, 1996.


                            OUTSTANDING VOTING STOCK

     Only stockholders at the close of business on July 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. Each share of common stock, par value $0.01 per share ("Common Stock"), of the Company outstanding on the Record Date is entitled to one vote. Of the 25,000,000 currently authorized shares of Common Stock, as of June 28, 1996, 15,226,715 were issued and outstanding and approximately 1,941,426 shares were reserved for issuance under various stock options and other stock related incentive benefit plans. Abstentions and broker "non-votes" will be counted in determining the number of shares present, but will not be voted in favor of the proposals and will have the same effect as a vote against the proposals.

               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table shows the amount and nature of "beneficial ownership" of the shares of Common Stock of the Company, as of June 28, 1996 by each person known by the Company to be the "beneficial owner" of more than five percent of such Common Stock, by each present director and nominee for director of the Company, by the Company's Chief Executive Officer and four most highly compensated executive officers other than the Chief Executive Officer for the year ended December 31, 1995, and by the directors and all executive officers of the Company as a group. The determinations of "beneficial ownership" of the Company's Common Stock are based upon responses to Company inquiries which cited Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.


Amount and Nature of Beneficial Ownership

                                                                           Shares of Common
Name of Beneficial Owner                                                  Stock Beneficially         Percent of Class
(and Address If Beneficial ownership Exceeds 5%)                               Owned<F1>              If more than 1%
- ------------------------------------------------                              ----------             ---------------
Massachusetts Financial Services Company<F2>.........................          1,150,710                    7.6%
   500 Boylston Street, 24th Floor
   Boston, MA 02116

Ira B. Brown<F3>.....................................................          1,018,045                    6.7%
  121 N. Post Oak Lane, Apt 2803
   Houston, TX  77024

William Blair & Company, L.L.C.<F4>..................................            942,850                    6.2%
   222 West Adams Street
   Chicago, IL 60606

Stein Roe & Farnham Incorporated<F5>.................................            923,000                    6.0%
   One South Wacker Drive
   Chicago, IL 60606

Raymond Marcy........................................................             47,169                    __

Robert E. Livonius...................................................             24,668                    __

Harold Toppel........................................................             23,368<F6>                __

Allan C. Sorensen....................................................             17,835                    __

John B. Smith........................................................             14,955                    __

Gary Peck............................................................             12,783                    __

Thomas L. Mirgon.....................................................             10,721                    __

                                        3

Steven Elbaum........................................................             10,175                    __

A. Michael Victory...................................................              8,168                    __

Jerome B. Grossman...................................................              7,000                    __

Dr. J. Ian Morrison..................................................              6,309                    __

William F. Evans.....................................................              6,000                    __

Cinda A. Hallman.....................................................              4,000                    __

Directors and Executive Officers as a group (23 persons).............            256,346                    1.7%

- ----------

<F1>  Unless otherwise indicated in the notes to this Table, the shareholders listed in the Table have sole voting and investment power with respect to shares beneficially owned by them.

<F2>  Based on Schedule 13G, dated February 13, 1996, and filed with the
      Securities and Exchange Commission, Massachusetts Financial Services Company is considered a "beneficial owner" in the aggregate of 1,150,710, or 7.5% of shares outstanding of the Company's Common Stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. Massachusetts Financial Services Company asserts sole voting power as to 1,051,010 of such shares.

<F3>  Based on a Schedule 13D to be filed with the Securities and Exchange
      Commission, Ira B. Brown is considered the "beneficial owner" of 1,018,045, or 6.7% of shares outstanding of the Company's Common Stock, which shares were acquired in connection with the Company's May 23, 1996 merger with Brandon Systems Corporation. This amount includes 50,257 shares owned by Mr. Brown's daughter, Mrs. Rene Brown, over which Mr. Brown has voting and dispositive power pursuant to a power of attorney, and 168,014 shares owned by Myra Brown, Mr. Brown's wife, of which Mr. Brown disclaims beneficial ownership.

<F4>  Based on Schedule 13G, dated March 7, 1996, and filed with the Securities and Exchange Commission, William Blair & Company, L.L.C. is considered a "beneficial owner" in the aggregate of 1,094,400 or 7.1% of shares outstanding of the Company's Common Stock which shares were acquired for investment purposes by such investment advisers for certain of their advisory clients. William Blair & Company, L.L.C. asserts sole voting power with respect to 199,900 of those shares.

<F5>  Based on Schedule 13G, dated February 16, 1996, and filed with the
      Securities and Exchange Commission, Stein Roe & Farnham Incorporated and Stein Roe Special Fund, a portfolio series of Stein Roe Investment Trust, are considered "beneficial owners" in the aggregate of 923,000, or 6.0% of shares outstanding of the Company's Common Stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. Stein Roe Special Fund asserts sole voting power with respect to 705,000 of such shares.

<F6>  Mr. Toppel has no voting and investment power with respect to 1,000 shares held under four separate trusts for the benefit of his children, of which another member of his family is trustee, and as to which shares he disclaims beneficial ownership.


                        PROPOSALS TO AMEND THE COMPANY'S
                RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


DESCRIPTION OF THE PROPOSED AMENDMENTS

     The Board of Directors has determined that it is advisable to amend the Restated Certificate of Incorporation of the Company, and has recommended that stockholders approve (i) an amendment to ARTICLE FOURTH of the Restated Certificate of Incorporation (the "First Amendment") to increase the authorized number of shares of Common Stock, par value $0.01 per share, from 25,000,000 to 50,000,00 in order to provide the Company flexibility to meet future needs for unreserved Common Stock and (ii) an amendment to ARTICLE TENTH of the Restated Certificate of Incorporation to effectively reduce the vote required to amend ARTICLE FOURTH of the Restated Certificate of Incorporation (relating to the number and type of authorized shares of all classes of stock of the Company) from a 2/3 vote to a majority vote of the outstanding shares of stock of the Company entitled to vote thereon. The full text of the proposed First Amendment and Second Amendment (collectively, the "Amendments") is attached to this Proxy Statement as Exhibit A. The Board has directed that the Amendments be submitted to the stockholders for their consideration.


REASONS FOR THE PROPOSED AMENDMENTS

     Of the 25,000,000 currently authorized shares of Common Stock, as of June 28, 1996, 15,226,715 were issued and outstanding and approximately 1,941,426 shares were reserved for issuance under various stock options and other stock related incentive benefit plans. The number of shares of Common Stock remaining available for issuance is not considered adequate for the Company's future possible requirements.

     Although the Company has no specific plans to use the additional authorized shares of Common Stock, the Company's Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to the proposed level in order to provide for a reserve of shares available for issuance in connection with possible future actions. Such actions may include, but are not limited to, stock splits or stock dividends if the Board of Directors were, for example, to determine that it would be desirable to facilitate a broader base of shareholders. The Company's Board of Directors also believes that the increased number of shares will provide flexibility with respect to other possible matters such as financings, corporate mergers, acquisitions of property, establishing strategic relationships with corporate partners, employee benefit plans, shareholder rights plans, and for other general corporate purposes. Currently there are no plans, agreements or arrangements in place requiring the utilization of these additional shares for financings, corporate mergers, acquisitions of property, establishment of strategic relationships with corporate partners, employee benefit plans, shareholder rights plans, or other general corporate purposes. However, having such additional authorized Common Stock available for issuance in the future would allow the Board of Directors to issue shares of Common Stock without the delay and expense associated with seeking shareholder approval. Elimination of such delays and expense occasioned by the necessity of obtaining shareholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis as determined by the Board of Directors.

     The additional Common Stock to be authorized by adoption of the First Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed First Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of any Preferred Stock which the Company may issue in the future.

     Additionally, the Company's Board of Directors believes that it is advisable to adopt the Second Amendment to reduce the vote required to amend ARTICLE FOURTH of the Restated Certificate of Incorporation (relating to the number and type of authorized shares of all classes of stock of the Company) so that the Company may more easily increase the number of authorized shares of stock of the Company which may be desirable in the future for all of the reasons stated above.


POSSIBLE EFFECTS OF THE AMENDMENTS

     If the proposed Amendments are approved, there will be a larger number of authorized shares which the Board of Directors may issue without further vote of the shareholders of the Company, except as may be required by applicable laws or under the rules of any national securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or like rights, which means that current shareholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock and issuance of such additional shares may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends, if any, and liquidation proceeds available to the holders of currently outstanding stock.

     In addition, the Board of Directors could use authorized but unissued shares to create impediments to a takeover or a transfer of control of the Company. Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock may be offered a premium for their shares over the market price.

     The Board of Directors is not currently aware of any attempt to takeover or acquire the Company. While they may be deemed to have potential anti-takeover effects, the proposed Amendments are not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

     Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (by, for example, diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), this proposal to amend the Restated Certificate of Incorporation is not in response to any effort of which the Company is aware to accumulate the Company's stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board of Directors does not presently contemplate recommending the adoption of any other amendments to the Restated Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.


VOTE REQUIRED AND EFFECTIVE DATE

     The affirmative vote of the holders of two-thirds of the Company's outstanding shares of Common Stock is required to approve these proposals. If approved by the stockholders, the proposed amendments will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable.

     The Board of Directors recommends a vote FOR the proposals to amend the Company's Restated Certificate of Incorporation.


INTERIM SERVICES STOCKHOLDERS' PROPOSALS

     Proposals of the Company's stockholders intended to be presented at the 1997 Annual Meeting of the Company must be received by the Company at 2050 Spectrum Boulevard, Fort Lauderdale, FL 33309, Attention: Secretary, no later than December 31, 1996.


OTHER ACTION AT MEETING AND VOTING OF PROXIES

     Management does not know of any matters to come before the Special Meeting other than those herein set forth. However, the enclosed proxy confers discretionary authority upon the proxy holders named therein to vote and act in accordance with their best judgment with regard to any other matters which should come before the meeting or any adjournment or postponement thereof. Upon receipt of such proxy (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, will be voted FOR the amendments.

                                By Order of the Board of Directors

                                /s/ John B. Smith
                               -------------------------------------------------
                               John B. Smith
                               Secretary

Date:  July 19, 1996

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              INTERIM SERVICES INC.

     Interim Services Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph and subparagraph (i) of ARTICLE FOURTH of the Restated Certificate of Incorporation in their present form and substituting therefor a new first paragraph and subparagraph (i) of ARTICLE FOURTH in the following form:

          FOURTH: The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 52,500,000 divided into two classes as follows:

          (i) 50,000,000 shares of a class designated Common Stock, with a par value of $0.01 per share; and


     SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE TENTH of the Restated Certificate of Incorporation in its present form and substituting therefor a new ARTICLE TENTH in the following form:

          TENTH: The affirmative vote of the holders of not less than 2/3 of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, modify, alter or repeal Articles Fifth, Eighth and Tenth of this Restated Certificate of Incorporation or any provision of the Corporation's Bylaws.

     THIRD: The amendments to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment have been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendments and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendments by vote of the holders of two-thirds of the outstanding stock entitled to vote thereon at a Special Meeting of Stockholders called and held upon notice in accordance with Section 222 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Raymond Marcy, its President and Chief Executive Officer, and attested by John B. Smith, its Secretary this day of ____________, 1996.

                                       INTERIM SERVICES INC.

                                       By:
                                           -------------------------------------
                                           Raymond Marcy
                                           President and Chief Executive Officer
ATTEST:


- ------------------------------------
John B. Smith
Secretary

                                      PROXY

                              INTERIM SERVICES INC.
                             2050 SPECTRUM BOULEVARD
                            FORT LAUDERDALE, FL 33309

                    THIS PROXY IS SOLICITED BY AND ON BEHALF
                  OF THE BOARD OF DIRECTORS OF THE CORPORATION

                Special Meeting of Stockholders September 9, 1996

     The undersigned hereby appoints Raymond Marcy, John B. Smith, Paul Haggard, and Shannon Allen, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of Interim Services Inc. (the "Company"), to be held on September 9, 1996, commencing at 9:00 a.m. local time, at the offices of the Company at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement of the Company dated July 19, 1996.

1. APPROVAL OF A PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY, PAR VALUE $0.01 PER SHARE, FROM 25,000,000 TO 50,000,000 SHARES.

/  /    FOR                   /  /    AGAINST                  /  /    ABSTAIN


2. APPROVAL OF A PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECTIVELY REDUCE THE VOTE REQUIRED TO AMEND THE NUMBER AND TYPE OF AUTHORIZED SHARES OF STOCK OF THE COMPANY FROM A 2/3 VOTE TO A MAJORITY VOTE OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY ENTITLED TO VOTE THEREON.

/  /    FOR                 /  /    AGAINST                  /  /    ABSTAIN


3. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY PURSUANT TO THE PROPOSED AMENDMENTS. IF OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY'S MANAGEMENT.


                              Dated ______________________________________, 1996


                              --------------------------------------------------
                                                  (Signature)

                              --------------------------------------------------
                                          (Signature if held jointly)


                              Please sign exactly as name(s) appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.